N-SAR FILING
THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3
For 12-month period ending October 31, 2006





                                                                Par/    Issuer                          Participating  Selling
Fund             Trade Date  CUSIP     Issuer     144A  Price   Amount  Size        Percent  Broker     Underwriters   Concession
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THRIVENT
PARTNER MID
CAP VALUE FUND   12/15/2005  695156109 PACKAGING N     21.500  1,800    15,500,000  0.012%   JP MORGAN  JP MORGAN;
                                       COR OF                                                SECURITES  GOLDMAN,
                                       AMERICA                                               INC.       SACHS & CO.
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